                                                                   EXHIBIT 12.01

             CITIGROUP GLOBAL MARKETS HOLDINGS INC. AND SUBSIDIARIES
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

                                                                            Six
                                                                          Months
                                                                           Ended
                                                                          June 30,
Dollars in millions                                                        2003
                                                                    -----------------
Earnings from operations:
Income before income taxes                                          $           2,244
 Add fixed charges (see below)                                                  2,823
                                                                    -----------------
Earnings as defined                                                 $           5,067
                                                                    =================

Fixed charges from operations:
Interest expense                                                    $           2,749
Other adjustments                                                                  74
                                                                    -----------------
Fixed charges from operations as defined                            $           2,823
                                                                    =================
Ratio of earnings to fixed charges                                               1.79
                                                                    =================

NOTE:

The ratio of earnings to fixed charges was calculated by dividing the sum of fixed charges into the sum of income before income taxes and fixed charges.

Fixed charges consist of interest expense, including capitalized interest and a portion of rental expense representative of the interest factor.